                                                                       Exhibit B

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of the attached statement on Schedule 13D and to all amendments to such statement and that such Statement and all amendments to such statement is made on behalf of each of them.

         In addition the undersigned hereby appoint Dennis F. Coughlin as attorney-in-fact for the undersigned with authority to execute and deliver on behalf of the undersigned any and all documents (including any amendments thereto) required to be filed by the undersigned or otherwise executed and delivered by the undersigned pursuant to the Securities Exchange Act of 1934, as amended, all other federal, state and local securities and corporation laws, and all regulations promulgated thereunder.

         IN WITNESS WHEREOF, the undersigned hereby execute this agreement.

    REPORTING PERSON                                  NAME/TITLE                                    DATE
--------------------------------------------------------------------------------------------------------------
   Dennis F. Coughlin                           /s/ Dennis F. Coughlin                        October 19, 1999
--------------------------------------------------------------------------------------------------------------
                                                  Dennis F. Coughlin

Coughlin & Company, Inc.                        /s/ Dennis F. Coughlin                        October 19, 1999
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                              Dennis F. Coughlin, President, Chief Executive Officer and
                                  Chairman of the Board of Coughlin & Company, Inc.

    Thomas J. Gargan                             /s/ Thomas J. Gargan                         October 19, 1999
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                                                   Thomas J. Gargan

   Phillip R. Garvin                            /s/ Phillip R. Garvin                         October 19, 1999
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                                                  Phillip R. Garvin

    Darryl D. Propp                              /s/ Darryl D. Propp                          October 19, 1999
--------------------------------------------------------------------------------------------------------------
                                                   Darryl D. Propp

   Propp Realty, Inc.                            /s/ Darryl D. Propp                          October 19, 1999
--------------------------------------------------------------------------------------------------------------
                                   Darryl D. Propp, President of Propp Realty, Inc.

    Herman Stauffer                              /s/ Herman Stauffer                          October 19, 1999
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                                                   Herman Stauffer
